UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2013

NEONODE INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-35526	94-1517641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2350 Mission College Blvd, Suite 190, Santa Clara, CA 95054
(Address of Principal Executive Offices, including Zip Code)

Registrant's Telephone Number, Including Area Code
(408) 468-6722

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2013, Neonode Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”) and the selling stockholders named herein, relating to the sale of an aggregate of 2,490,612 shares of common stock of the Company, par value $0.001 per share. Of the shares being offered, 1,168,939 shares are being issued and offered by the Company, and 1,321,673 shares are being offered by selling stockholders. The selling stockholders include executive chairman Per Bystedt, chief executive officer Thomas Eriksson, director Mats Dahlin, director John Reardon, and chief financial officer David Brunton (the “Selling Stockholders”). Certain of the Selling Stockholders have granted the Underwriter a 30-day option to purchase, at the public offering price, up to 373,592 additional shares of common stock to cover overallotments, if any.

The net proceeds to the Company from this offering are expected to be approximately $7.3 million, after deducting the underwriting discount but before deducting other estimated offering expenses payable by the Company. The Company will not receive any proceeds from the sale of any shares by the Selling Stockholders or upon the exercise by the Underwriter of its over-allotment option. The offering is expected to close on or about September 16, 2013, subject to customary closing conditions. The Company anticipates using the net proceeds from the offering primarily for general corporate purposes, including capital expenditures and working capital.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders, and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to our effective registration statements on Form S-3 (Registration Statement No. 333-177726) and under a Rule 462(b) Registration Statement (No. 333-191088), previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Forward-Looking Statements

This report contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about our expectations regarding our anticipated use of proceeds from the offering. Actual results may differ materially from those set forth in this report due to risks and uncertainties detailed in the risk factors included in our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and in our other filings with the SEC. Except as required by law, we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Item 8.01. Other Events.

On September 11, 2013, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 11, 2013.
5.1	Opinion of Reed Smith LLP.
23.1	Consent of Reed Smith LLP (included in Exhibit 5.1).
99.1	Press Release dated September 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

Date: September 11, 2013	By:	/s/ David W. Brunton
Name: David W. Brunton
Title: Chief Financial Officer